Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(1)(212) 339-3424

INVESTOR RELATIONS
ROBERT TUCKER
(1)(212) 339-0861

FSA Holdings Notification of Disclosure

New York, New York, March 6, 2006 – FSA Holdings has posted to its website an Investor Relations Presentation intended primarily for fixed-income investors, which includes supplementary information related to its previously disclosed December 31, 2005 results. The presentation may be found at www.fsa.com/financial/investorpresentations.php.

The Company

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.